ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040101

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20110336617-10
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/04/2011 9:16 AM
	Entity Number E0255702011-8

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	YOUR INTERNET DEFENDER INC
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: CORPORATE CREATIONS NETWORK (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity: Street Address: / City: / Nevada / Zip Code: Mailing Address (if different from street address): / City: / Nevada / Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 150000000 — Par value per share: $ 0.0001 — Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) TANYA KOGAN (Name) 65 GOLF CLUB DRIVE (Street Address), LANGHORNE (City), PA (State), 19047 (Zip Code) 2) YITZ GROSSMAN (Name) 5 DOGWOOD LANE (Street Address), LAWRENCE (City), NY (State), 11559 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	ALEX ENGLARD (Name) — X ALEX ENGLARD (Incorporator Signature) 2071 FLATBUSH AVE STE 189 (Address), BROOKLYN (City), NY (State), 11234 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X CORPORATE CREATIONS NETWORK — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date: 5/4/2011

This form must be accompanied by appropriate fees.

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	**YOUR INTERNET DEFENDER INC**

FOREIGN NAME TRANSLATION:	**Not Applicable**

PURPOSE:	**ANY LEGAL PURPOSE**

REGISTERED AGENT NAME:	**CORPORATE CREATIONS NETWORK**
STREET ADDRESS:	**Not Applicable**
MAILING ADDRESS:	**Not Applicable**

ADDITIONAL	Par Value Stock
Number of Shares: 1000000	
Par Value: 0.0001	